Exhibit 99.2

Contact:	Robert Adamson Chief Executive Officer (561) 322-1303

MEDICAL STAFFING NETWORK HOLDINGS OBTAINS

DEBTOR-IN-POSSESSION FINANCING

Court Enters Orders Approving Continuation of Employee Wages and Benefits

and Continuation of VMS Escrow Arrangement

Boca Raton, Fla. (July 8, 2010) – Medical Staffing Network Holdings, Inc. (OTCQX: MSNW) today announced that on July 7, 2010, following interim approval by the United States Bankruptcy Court for the Southern District of Florida, the Company entered into a Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement with General Electric Capital Corporation (“GECC”), as Administrative Agent and Collateral Agent, and with the lenders parties thereto (the “DIP Credit Agreement”). Under the DIP Credit Agreement, GECC and the DIP lenders have agreed to lend the Company, on a revolving basis, up to $12 million on an interim basis and up to $15 million (including the first $12 million) following the final approval of the DIP Credit Agreement and the loans thereunder by the Bankruptcy Court (the “DIP Loan”). The DIP Loan will be used to pay the costs of the bankruptcy proceeding and to assure the Company’s liquidity needs are met during the pendency of the bankruptcy proceeding. The DIP Loan bears interest at the rate of 10% per annum, is secured by a superpriority secured priming lien on substantially all of the Company’s assets, and matures on October 5, 2010 (90 days after the closing date under the DIP Credit Agreement). A hearing in Bankruptcy Court seeking final approval of the DIP Credit Agreement and DIP Loan is currently scheduled to be held on July 21, 2010, at 9:30 a.m. Eastern time.

Additionally, the Company announced that on July 7, 2010, the Bankruptcy Court entered orders granting various first day orders with respect to its bankruptcy proceeding, including an order allowing the Company to continue to pay employees their usual pay and benefits on an uninterrupted basis, an interim order allowing the Company to continue uninterrupted the escrow arrangement that the Company previously established for the benefit of its VMS clients and subcontractors, an interim order authorizing the Company to continue to provide services pursuant to its government prime contract accounts and government prime contract account subcontracts, including management of subcontractor payments, and an order authorizing the Company to file a Form 15 with the Securities and Exchange Commission to deregister its common stock under the Securities Exchange Act of 1934. The interim orders described above will also be considered for final approval by the Bankruptcy Court at the July 21, 2010, hearing described above.

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MSNW Obtains DIP Financing

July 8, 2010

Company Summary

Medical Staffing Network Holdings, Inc. is one of the largest diversified healthcare staffing companies in the United States. The Company is the leading provider of per diem nurse staffing services and is also a leading provider of travel, allied health and vendor managed services. For further information about the Company’s business, visit the Company’s website, www.msnhealth.com, and for further information about the Company’s bankruptcy proceeding, visit www.medicalstaffingnetworkreorg.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical fact. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include obtaining Bankruptcy Court approval of the proposed sale of the Company’s assets in a transaction under Section 363 of the Bankruptcy Code and the consummation of the asset sale transaction contemplated thereby in a timely manner, obtaining final Bankruptcy Court approval of the DIP Credit Agreement and the DIP Loan, the Company’s ability to complete the Chapter 11 process in a timely manner, the Company’s ability to continue to operate in the ordinary course of business and to manage its relationships with its clients, employees, vendors and creditors given the Company’s financial condition and the bankruptcy filing, the ability to limit the amount of time that Company management and officers devote to the restructuring, in order to allow them to run the business, and the other important factors set forth in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the Company believes that these statements are based upon reasonable assumptions, the Company cannot provide any assurances regarding future results. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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